SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for use by the Commission only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                                    L90, Inc.

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
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      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

            ___________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.
|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)    Amount previously paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

            ___________________________________________________________________

                                    L90, INC.
                               4499 Glencoe Avenue
                        Marina del Rey, California 90292

                                                              February 4, 2002

Dear Stockholder:

   Our company announced today that we have received notice from the Securities and Exchange Commission that the Commission is conducting an investigation into our company. In connection with this investigation, the Commission has issued our company and one of our directors subpoenas requesting documents related primarily to our financial records. We also have received a letter from the Nasdaq Listing Investigations requesting specific information pursuant to Marketplace Rule 4330(c).

   We intend to fully comply with the Commission's investigation and Nasdaq's information request. Our Board of Directors has authorized the Audit Committee of our Board to commence an independent investigation into these matters. Our Audit Committee has retained outside counsel to aid it in its investigation.

   On February 1, 2002, our Vice President, Finance, tendered her resignation from our company, effective immediately. The circumstances of this resignation will be considered during our Audit Committee's investigation.

   We previously announced our agreement to merge with eUniverse, Inc. We have prepared a proxy statement dated January 30, 2002 which was filed with the Commission but has not yet been mailed to our stockholders. In light of these recent regulatory inquiries, the closing date of the eUniverse merger, and the related special distribution to stockholders, will likely be delayed past the originally anticipated February 28, 2002 closing date. Consequently, we expect that our special meeting of stockholders to approve the merger will be delayed to a date not earlier than late March 2002. The mailing of our proxy statement in connection with the merger also will be delayed. Consequently, our January 30, 2002 proxy statement on file with the Commission may not be relied upon unless and until we later so advise.

   While this letter is not being mailed to our stockholders on this date, it is first publicly available to our stockholders on this date through the Commission's EDGAR system.

   Thank you.

                                          Sincerely,

                                          /s/ John C. Bohan

                                          John C. Bohan
                                          President and Chief Executive
                                          Officer